Exhibit 10.1

Execution Version

PLEDGE AND SECURITY AGREEMENT

dated as of February 27, 2015

between

EACH OF THE GRANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Notes Collateral Trustee

i

SECTION 7.	FURTHER ASSURANCES; ADDITIONAL GRANTORS	28

7.1	Further Assurances	28
7.2	Additional Grantors	29

SECTION 8.	NOTES COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT	30

8.1	Power of Attorney	30
8.2	No Duty on the Part of Notes Collateral Trustee or Secured Parties	31
8.3	Appointment Pursuant to Indenture and Collateral Trust Agreement	31

SECTION 9.	REMEDIES	31

9.1	Generally	31
9.2	Application of Proceeds	33
9.3	Sales on Credit	33
9.4	Investment Related Property	33
9.5	Grant of Intellectual Property License	33
9.6	Intellectual Property	34
9.7	Cash Proceeds; Deposit Accounts	36

SECTION 10.	NOTES COLLATERAL TRUSTEE	36

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF NOTES; RELEASE	37

SECTION 12.	STANDARD OF CARE; NOTES COLLATERAL TRUSTEE MAY PERFORM	37

SECTION 13.	UNLIMITED LIABILITY COMPANIES	38

SECTION 14.	MISCELLANEOUS	39

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

SCHEDULE 5.5 — LOCATION OF EQUIPMENT AND INVENTORY

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — SECURITIES ACCOUNT CONTROL AGREEMENT

ii

EXHIBIT D — DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT E — TRADEMARK SECURITY AGREEMENT

EXHIBIT F — PATENT SECURITY AGREEMENT

EXHIBIT G — COPYRIGHT SECURITY AGREEMENT

iii

This PLEDGE AND SECURITY AGREEMENT, dated as of February 27, 2015 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between Real Alloy Intermediate Holding, LLC, a Delaware limited liability company (“Holdings”), Real Alloy Holding, Inc. (f/k/a SGH Acquisition Holdco, Inc. and a successor by merger to SGH Escrow Corporation), a Delaware corporation (the “Issuer”), and each of the subsidiaries of Holdings or the Issuer party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with Holdings and the Issuer, each, a “Grantor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as notes collateral trustee for the Secured Parties (as herein defined) (in such capacity as notes collateral trustee, together with its successors and permitted assigns, the “Notes Collateral Trustee”).

RECITALS:

WHEREAS, reference is made to that certain Indenture, dated as of January 8, 2015 (as supplemented by the First Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture”), and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Holdings, the Issuer, the Subsidiary Guarantors (as therein defined), and Wilmington Trust, National Association, as trustee (in such capacity, together with its successors and permitted assigns, the “Trustee”) and the Notes Collateral Trustee.

WHEREAS, each Grantor is executing and delivering this Agreement, pursuant to the terms of the Indenture to induce the Trustee and the Notes Collateral Trustee to enter into the Indenture and, pursuant to the terms of the Purchase Agreement dated as of December 23, 2014 among the Issuer, Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the purchasers named therein, to induce the purchasers named therein to purchase the Notes;

WHEREAS, concurrently with the execution and delivery of the Supplemental Indenture, the Issuer, Holdings and the other Grantors are entering into (i) the Revolving Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “North America ABL Credit Agreement”) with the lenders from time to time party thereto and General Electric Capital Corporation, as agent, (ii) the Intercreditor Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) with the Notes Collateral Trustee and General Electric Capital Corporation, as agent and (iii) the Collateral Trust Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), dated as of the date hereof, with the Notes Collateral Trustee and the Trustee;

WHEREAS, in addition to the Indenture, subject to the terms and conditions of the Collateral Trust Agreement, certain Grantors may enter into one or more other Pari Passu Lien Debt Documents (as defined therein) and Hedge Agreements (as defined therein) ; and

WHEREAS, in consideration of the extensions of credit and other accommodations of the Grantors as set forth in the Indenture and as may be provided in the future pursuant to the other Pari Passu Lien Debt Documents and Hedge Agreements, each Grantor has agreed to secure such Grantor’s obligations under the Indenture, the other Pari Passu Lien Debt Documents and Hedge Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Notes Collateral Trustee agree as follows:

SECTION 1.	DEFINITIONS.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Acquisition Agreement” shall mean the Purchase and Sale Agreement, dated as of October 17, 2014, by and among Aleris Corporation, a Delaware corporation, Aleris International, Inc., a Delaware corporation, Aleris Holding Canada Limited, a corporation organized under the laws of Canada, Aleris Aluminum Netherlands B.V., a limited liability company organized under the laws of the Netherlands, Aleris Deutschland Holding GmbH, a limited liability company organized under the laws of Germany, Dutch Aluminum C.V., a limited partnership organized under the laws of the Netherlands, and Aleris Deutschland Vier GmbH Co KG, a limited partnership organized under the laws of Germany, SGH Acquisition Holdco, Inc., a Delaware corporation, Evergreen Holding Germany GmbH, a limited liability company organized under the laws of Germany and Signature Group Holdings, Inc., a Delaware corporation.

“Additional Grantors” shall have the meaning assigned in Section 7.2 hereof.

“Agreement” shall have the meaning set forth in the preamble.

“Aleris IMSAMET Partnership Interest” shall mean the partnership interest in the Excluded Subsidiary owned by Aleris Recycling.

“Aleris Recycling” shall mean Aleris Recycling, Inc., a Delaware corporation, to be known as Real Alloy Recycling, Inc. on the Escrow Release Date.

“Cash Proceeds” shall have the meaning assigned in Section 9.7 hereof.

“Collateral” shall have the meaning assigned in Section 2.1 hereof.

“Collateral Account” shall mean any account established by the Notes Collateral Trustee.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral Trust Agreement” shall have the meaning set forth in the recitals.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Deposit Account Control Agreement” shall have the meaning set forth in Section 4.2(a) hereof.

“Discharge of Pari Passu Lien Obligations” shall have the meaning set forth in the Collateral Trust Agreement.

“Event of Default” shall mean an “Event of Default” under (and as defined in) the Indenture and any “Event of Default” (or other similar term) under (and as defined in) any other Pari Passu Lien Debt Documents.

“Excluded Accounts” shall mean any deposit account now or hereafter owned by the Issuer or any Grantor that is used solely by the Issuer or such Grantor (a) as a payroll account so long as such payroll account is a zero balance account, (b) as a petty cash account so long as the aggregate amount on deposit in all petty cash accounts of the Issuer and all Grantors does not exceed $50,000 at any one time for all such deposit accounts combined, (c) commodity trading accounts or other brokerage accounts holding customary initial deposits and margin deposits securing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes, (d) to hold amounts required to be paid in connection with workers compensation claims, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits, (e) to hold amounts which are required to be pledged or otherwise provided as security as required by law or pension requirement, or (f) as a withholding tax or fiduciary account; provided, however, that, notwithstanding any of the foregoing to the contrary, any deposit account that is not included in the definition of “Excluded Accounts” in the North America ABL Credit Agreement shall also not be included in this definition.

“Excluded Asset” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Excluded Subsidiary” shall mean IMSAMET of Arizona, an Arizona general partnership, 70% of whose partnership interest is owned by Aleris Recycling, and 30% of whose partnership interest is owned by Magna Aluminum, Inc., a California corporation, until and unless the Excluded Subsidiary becomes a wholly-owned subsidiary of a Grantor.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary more than 50% of the voting Capital Stock of which is directly owned by a Grantor.

“Governmental Authority” shall mean any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” shall have the meaning set forth in the preamble.

“Holdings” shall have the meaning set forth in the preamble.

“Indenture” shall have the meaning set forth in the recitals.

“Indenture Documents” shall mean (a) the Indenture, the Notes, the Collateral Trust Agreement, this Agreement and the other Security Documents and (b) any other related documents or instruments executed and delivered pursuant to or in connection with the Indenture, in each case, as such agreements may be amended, extended, renewed, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Notes Collateral Trustee is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit E, Exhibit F and Exhibit G, as applicable.

“Intercreditor Agreement” shall have the meaning set forth in the recitals.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Issuer” shall have the meaning set forth in the preamble.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor or is otherwise of material value.

“Notes” shall mean the $305,000,000 10.000% senior secured notes due 2019 issued under the Indenture, and any other senior secured notes issued thereunder.

“North America ABL Agent” shall mean General Electric Capital Corporation, as the agent under the North America ABL Credit Agreement.

“North America ABL Credit Agreement” shall have the meaning set forth in the recitals.

“North America ABL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“North America ABL Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Notes Collateral Trustee” shall have the meaning set forth in the preamble.

“Notes Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Obligations” means all obligations of every nature of each Grantor (including obligations from time to time owed to the Trustee or the Notes Collateral Trustee (including any former Trustee or Notes Collateral Trustee) or any holder of Notes) under any Indenture Document and the Pari Passu Lien Obligations, whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Grantor, would have accrued on any Obligation, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or any other amount due thereunder.

“Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to any Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity owned by any Grantor including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company owned by any Grantor and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by an Grantor including, without limitation, if included in the Collateral, the Aleris IMSAMET Partnership Interest and all other partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean all shares of Capital Stock of any corporation owned by any Grantor included in the Collateral, including, without limitation, all shares of Capital Stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pari Passu Lien Obligations” shall mean, without duplication, (i) all Pari Passu Lien Obligations (as defined in the Collateral Trust Agreement) and (ii) all Notes Obligations (as defined in the Indenture).

“Pari Passu Lien Debt Document” shall have the meaning set forth in the Collateral Trust Agreement.

“Pari Passu Lien Debt Representative” shall have the meaning set forth in the Collateral Trust Agreement.

“Pari Passu Lien Secured Parties” shall have the meaning set forth in the Collateral Trust Agreement.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Specified Assigned Agreement” shall mean the Acquisition Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Secured Obligations” shall have the meaning assigned in Section 3.1 hereof.

“Secured Parties” shall mean (a) the Notes Collateral Trustee, (b) each Holder, (c) the Trustee, (c) each other Pari Passu Lien Secured Party and (d) the successors, replacements and assigns of each of the foregoing, and shall include, without limitation, all former Notes Collateral Trustees, Holders, Trustees and the Pari Passu Lien Secured Party to the extent that any Obligations owing to such Persons were incurred while such Persons were Notes Collateral Trustee, Holder, Trustee or Pari Passu Lien Secured Party and such Obligations have not been paid or satisfied in full.

“Securities Account Control Agreement” shall have the meaning set forth in Section 4.2(a) hereof.

“Supplemental Indenture” shall have the meaning set forth in the recitals.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trustee” shall have the meaning set forth in the recitals.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“ULC Legislation” shall have the meaning assigned in Section 13 hereof.

“United States” shall mean the United States of America.

“Unlimited Company” means any unlimited company, unlimited liability company or unlimited liability corporation incorporated or otherwise constituted or continued under the laws of the Province of Alberta, the Province of British Columbia or the Province of Nova Scotia, or any similar body corporate or other business entity formed under the laws of any other jurisdiction whose members, shareholders or other equity holders are, or may at any time become, responsible for any of the obligations of that entity whether such responsibility is to the entity or any creditor of the entity or any other person.

“Unlimited Liability Securities” means securities, other equity interests or security entitlements relating thereto in an Unlimited Company.

1.2 Definitions; Interpretation.

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Consignee, Consignment, Consignor, Deposit Account, Document, Entitlement Order, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Investment Property, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. The incorporation by reference of terms defined in the Indenture shall survive any termination of the Indenture until this Agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

1.3 Intercreditor Agreement and Collateral Trust Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Notes Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by Notes Collateral Trustee hereunder are subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement, from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern and control.

SECTION 2.	GRANT OF SECURITY.

2.1 Grant of Security. Each Grantor hereby grants to the Notes Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) General Intangibles;

(e) Goods (including, without limitation, Inventory and Equipment);

(f) Instruments;

(g) Insurance;

(h) Intellectual Property;

(i) Investment Related Property (including, without limitation, Deposit Accounts);

(j) Letter of Credit Rights;

(k) Money;

(l) Receivables and Receivable Records;

(m) Commercial Tort Claims now or hereafter described on Schedule 5.2;

(n) the Specified Assigned Agreement, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Specified Assigned Agreement, (ii) all rights of such Grantor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Specified Assigned Agreement, (iii) all claims of such Grantor for damages arising out of or for breach of or default under the Specified Assigned Agreement and (iv) all rights of such Grantor to terminate, amend, supplement, modify or waive performance under the Specified Assigned Agreement, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

(o) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(p) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to

(a) any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include any such lease, license, contract or agreement, and any of such Grantor’s rights or interest thereunder (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement;

(b) in any of the outstanding Capital Stock of a First-Tier Foreign Subsidiary in excess of 65% of the voting power of all classes of Capital Stock of such First-Tier Foreign Subsidiary entitled to vote;

(c) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(c) assets and properties of the Excluded Subsidiary;

(d) Capital Stock of the Excluded Subsidiary, to the extent the pledge of such Capital Stock would violate the Excluded Subsidiary’s partnership agreement or require the consent of Magna Aluminum, Inc., a California corporation. (or any subsequent holder of such Capital Stock other than the Issuer and Guarantor) that has not been obtained; or

(d) Excluded Accounts.

SECTION 3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, redemption, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Notes Collateral Trustee or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Notes Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Notes Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Notes Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.	CERTAIN PERFECTION REQUIREMENTS

4.1 Delivery Requirements.

(a) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Notes Collateral Trustee the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Notes Collateral Trustee or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Notes Collateral Trustee regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver all such Instruments or Tangible Chattel Paper to the Notes Collateral Trustee or the North America ABL Agent, as applicable, in accordance with the Intercreditor Agreement, duly indorsed in blank.

4.2 Control Requirements.

(a) With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall ensure that the Notes Collateral Trustee has Control thereof. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (or such other agreement of that type, including an agreement to which the North America ABL Agent is also a party) pursuant to which the Securities Intermediary shall agree to comply with the Notes Collateral Trustee’s Entitlement Orders without further consent by such Grantor (the “Securities Account Control Agreement”). With respect to any Deposit Account, each Grantor shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto (or such other agreement of that type, including an agreement to which the North America ABL Agent is also a party), pursuant to which the Bank shall agree to comply with the Notes Collateral Trustee’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor (the “Deposit Account Control Agreement”). With respect to any Commodity Accounts or Commodity Contracts each Grantor shall cause Control in favor of the Notes Collateral Trustee (subject to the Intercreditor Agreement).

(b) With respect to any Uncertificated Security included in the Collateral (other than any Unlimited Liability Securities or Uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Notes Collateral Trustee as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement of that type, including an agreement to which the North America ABL Agent is also a party), pursuant to which such issuer agrees to comply with the Notes Collateral Trustee’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c) With respect to any material Letter of Credit Rights included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Notes Collateral Trustee has a valid and perfected security interest), Grantor shall ensure that Notes Collateral Trustee has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Notes Collateral Trustee or the North America ABL Agent, as applicable, in accordance with the Intercreditor Agreement.

(d) With respect to any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, Grantor shall ensure that the Notes Collateral Trustee has Control thereof (subject to the Intercreditor Agreement).

4.3 Intellectual Property Recording Requirements.

(a) In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, each Grantor shall execute and deliver to the Notes Collateral Trustee a Patent Security Agreement in substantially the form of Exhibit F hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Notes Collateral Trustee.

(b) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks and applications therefor, each Grantor shall execute and deliver to the Notes Collateral Trustee a Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Notes Collateral Trustee.

(c) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and exclusive Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the licensee, each Grantor shall execute and deliver to the Notes Collateral Trustee a Copyright Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Notes Collateral Trustee.

4.4 Other Actions.

If any issuer of any Pledged Equity Interest is organized under a jurisdiction outside of the United States, each Grantor shall take such additional customary actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of the Notes Collateral Trustee.

With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Notes Collateral Trustee hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Notes Collateral Trustee of its designee, and to the substitution of the Notes Collateral Trustee or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Notes Collateral Trustee and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged

LLC Interest to the Notes Collateral Trustee or its designee following and during the continuance of an Event of Default and to the substitution of the Notes Collateral Trustee or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

Each Grantor shall ensure that any Unlimited Liability Securities included in the Collateral are Certificated Securities.

4.5 Timing and Notice. With respect to any Collateral in existence on the Issue Date, each Grantor shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, such Grantor shall comply with such requirements within 20 (twenty) days of Grantor acquiring rights therein. Each Grantor shall promptly inform the Notes Collateral Trustee of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any Patents, Copyrights or Trademarks).

SECTION 5.	REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on the date hereof and on the date of each Collateral Trust Joinder (as defined in the Collateral Trust Agreement), that:

5.1 Grantor Information and Status.

(a) Schedule 5.1(A) and (B) (as such schedule may be amended or supplemented from time to time with notice to, but without any action by or consent required from, the Notes Collateral Trustee) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b) except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

(c) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated;

(d) such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(e) no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2 Collateral Identification, Special Collateral.

(a) Schedule 5.2 (as such schedule may be amended or supplemented from time to time with notice to, but without any action by or consent required from, the Notes Collateral Trustee) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Securities Accounts, (5) Commodity Contracts and Commodity Accounts, (6) United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (7) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property, (8) Commercial Tort Claims, (9) Letter of Credit Rights for letters of credit, and (10) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property;

(b) none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the collateral consists of motor vehicles or other goods subject to a certificate of title statute of any jurisdiction;

(c) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(d) not more than 10% of the value of all personal property included in the Collateral is located in any country other than the United States; and

(e) no Excluded Asset is material to the business of such Grantor.

5.3 Ownership of Collateral and Absence of Other Liens.

(a) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Indenture, any other Pari Passu Lien Debt Document, the Collateral Trust Agreement and the Intercreditor Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than, in the case of priority only, Liens on North America ABL Priority Collateral securing North America ABL Obligations, Permitted Notes Collateral Liens and Permitted Liens; and

(b) other than any financing statements filed in favor of the Notes Collateral Trustee, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been prepared for filing by the Grantor and (y) financing statements filed in connection with Liens securing North America ABL Obligations, Permitted Notes Collateral Liens and Permitted Liens. Other than the Notes Collateral Trustee, the North America ABL Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral.

5.4 Status of Security Interest.

(a) upon the filing of financing statements naming each Grantor as “debtor” and the Notes Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Notes Collateral Trustee in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, first priority Lien in such Collateral, subject in the case of priority only, to any Permitted Notes Collateral Liens, Permitted Liens, and Liens on North America ABL Priority Collateral securing North America ABL Obligations. Each agreement purporting to give the Notes Collateral Trustee Control over any Collateral is effective to establish the Notes Collateral Trustee’s Control of the Collateral subject thereto and the Intercreditor Agreement;

(b) to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in registered Patents, registered Trademarks, registered Copyrights and exclusive Copyright Licenses in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted hereunder to the Notes Collateral Trustee hereunder shall constitute valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Notes Collateral Liens, Permitted Liens and Liens on North America ABL Priority Collateral securing North America ABL Obligations);

(c) no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Notes Collateral Trustee hereunder or (ii) subject to the Intercreditor Agreement and the Collateral Trust Agreement, the exercise by Notes Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) and clause (b) above, and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; and

(d) each Grantor is in compliance with its obligations under Section 4 hereof.

5.5 Goods and Receivables.

(a) each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) to the best of the knowledge of each Grantor, is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) to the best of the knowledge of each Grantor, is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

(b) none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained;

(c) no Goods now or hereafter produced by any Grantor and included in the Collateral have been or will be produced in violation of the requirements of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder; and

(d) other than any Inventory or Equipment in transit, all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time).

5.6 Pledged Equity Interests, Investment Related Property.

(a) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons (other than, subject to the Intercreditor Agreement, the North America ABL Agent) and the Permitted Notes Collateral Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(b) except with respect to the pledge of the Aleris IMSAMET Partnership Interest, no consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Notes Collateral Trustee in any Pledged Equity Interests or the exercise by the Notes Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained; and

(c) all of the Pledged LLC Interests (other than the Pledged LLC interests in First-Tier Foreign Subsidiaries) and Pledged Partnership Interests (other than the Aleris IMSAMET Partnership Interest) represent interests that by their terms provide that they are securities governed by the uniform commercial code of an applicable jurisdiction.

(d) The Aleris IMSAMET Partnership Interest does not represent interest (1) that by its terms provides that it is securities governed by the uniform commercial code of an applicable jurisdiction, (2) that is dealt in or traded on securities exchanges or markets or (3) in issuers that are registered as investment companies.

5.7 Intellectual Property.

(a) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use and, where such Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims and licenses, except for, in the case of priority only, Permitted Notes Collateral Liens, Permitted Liens, Liens on North America ABL Priority Collateral securing North America ABL Obligations and the licenses set forth on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(b) all Material Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property of such Grantor the subject of a reexamination proceeding, and except as set forth on Schedule 5.2(II), such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor constituting Material Intellectual Property in full force and effect;

(c) no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Intellectual Property of such Grantor, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(d) all registrations, issuances and applications for Copyrights, Patents and Trademarks of such Grantor are standing in the name of such Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by such Grantor has been licensed by such Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and all exclusive Copyright Licenses constituting Material Intellectual Property respect of registered Copyrights have been properly recorded in the U.S. Copyright Office or, where appropriate, any foreign counterpart;

(e) all Copyrights owned by such Grantor that are material to the business of such Grantor or are otherwise of material value have been registered with the United States Copyright Office or, where appropriate, any foreign counterpart.

(f) such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Material Intellectual Property that has not been terminated or released;

(g) such Grantor has been using appropriate statutory notice of registration in connection with its use of the Material Intellectual Property owned by such Grantor to the extent necessary to protect such Material Intellectual Property;

(h) such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards;

(i) such Grantor controls the nature and quality in accordance with industry standards of all products sold and all services rendered under or in connection with all Trademarks of such Grantor, in each case consistent with industry standards, and has taken all action necessary to insure that all licensees of the Trademarks owned by such Grantor comply with such Grantor’s standards of quality, in each case, to the extent constituting Material Intellectual Property;

(j) the conduct of such Grantor’s business does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; no claim has been made that the use of any Material Intellectual Property owned or used by such Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person, and no demand that such Grantor enter into a license or co-existence agreement has been made but not resolved;

(k) to the best of such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Material Intellectual Property owned, licensed or used by such Grantor, including any such Material Intellectual Property licensed by such Grantor to any of its licensees; and

(l) no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that could adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property.

SECTION 6.	COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1 Grantor Information and Status.

(a) Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Indenture or any other Pari Passu Lien Debt Document, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, organizational identification number, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Notes Collateral Trustee in writing at least thirty (30) days (or five (5) Business Days in the case of name changes required to be implemented pursuant to the Acquisition Agreement within 90 days after the Closing Date and one (1) Business Day in the case of the amalgamation of Real Alloy Canada Company and Aleris Specification Alloy Products Canada Company as one company under the name Real Alloy Canada Ltd. and the merger of Real Alloy Mexico S. de R.L. de C.V. with Aleris Nuevo Leon S. de R.L. de C.V, with Real Alloy Mexico S. de R.L. de C.V. surviving the merger under the name of Real Alloy Mexico S. de R.L. de C.V.) prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Notes Collateral Trustee may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Notes Collateral Trustee’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Notes Collateral Trustee a completed Pledge Supplement together with all Supplements to Schedules thereto (with notice to but without any action by the Notes Collateral Trustee), upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2 Collateral Identification; Special Collateral.

(a) in the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly notify the Notes Collateral Trustee thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as may be necessary, or as the Notes Collateral Trustee may reasonably request in order to ensure that the Notes Collateral Trustee has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only to the Permitted Notes Collateral Liens, Permitted Liens and Liens on North America ABL Priority Collateral securing North America ABL Obligations. Notwithstanding the foregoing, no Grantor shall be required to notify the Notes Collateral Trustee or take any such action unless such Collateral is of a material value or is material to such Grantor’s business.

(b) in the event that it hereafter acquires or has any Commercial Tort Claim it shall deliver to the Notes Collateral Trustee a completed Pledge Supplement together with all Supplements to Schedules thereto (with notice to but without any action by or consent from the Notes Collateral Trustee), identifying such new Commercial Tort Claims.

6.3 Ownership of Collateral and Absence of Other Liens.

(a) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Notes Collateral Liens, Permitted Liens and, subject to the Intercreditor Agreement, Liens securing North America ABL Obligations, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(b) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Notes Collateral Trustee in writing of any event that may have a material adverse effect on the value of the Collateral or any portion thereof, the ability of any Grantor or the Notes Collateral Trustee to dispose of the Collateral or any portion thereof, or the rights and remedies of the Notes Collateral Trustee in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

(c) it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Indenture, any other Pari Passu Lien Debt Document, the Collateral Trust Agreement or the Intercreditor Agreement.

6.4 Status of Security Interest.

(a) subject to the limitations set forth in subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Notes Collateral Trustee hereunder in all Collateral as valid, perfected, first priority Liens (subject, in the case of priority only, to the Permitted Notes Collateral Liens, Permitted Liens and Liens on North America ABL Priority Collateral securing North America ABL Obligations).

(b) notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control, (ii) foreign filings with respect to Intellectual Property, or (iii) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except as and to the extent specified in Section 4 hereof.

6.5 Goods and Receivables.

(a) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor, the Notes Collateral Trustee or the North America ABL Agent, as applicable, in accordance with the Intercreditor Agreement;

(b) if any Equipment or Inventory is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), each Grantor shall notify the third party of the Notes Collateral Trustee’s security interests and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Notes Collateral Trustee, and will permit the Notes Collateral Trustee to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default and subject to the Intercreditor Agreement, to remove same from such premises if the Notes Collateral Trustee so elects; and with respect to any Goods subject to a Consignment for which such Grantor is the Consignor, Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods.

(c) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(d) other than in the ordinary course of business (i) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; (ii) following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(e) the Notes Collateral Trustee shall have the right, subject to the Intercreditor Agreement, at any time after the occurrence of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Notes Collateral Trustee’s security interest in the Receivables and any Supporting Obligation and, in addition, the Notes Collateral Trustee may, subject to the Intercreditor Agreement: (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Notes Collateral Trustee; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Notes Collateral Trustee; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Notes Collateral Trustee notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Notes Collateral Trustee, if required, in the Collateral Account maintained under the sole dominion and control of the Notes Collateral Trustee, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Notes Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6 Pledged Equity Interests, Investment Related Property.

(a) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority of the Notes Collateral Trustee’s Liens granted hereby (and, if applicable, control of the Notes Collateral Trustee) over such Investment Related Property subject to the Intercreditor Agreement (including, without limitation, delivery thereof to the Notes Collateral Trustee) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Notes Collateral Trustee and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Notes Collateral Trustee authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

(b) Voting.

(i) so long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Indenture, any other Pari Passu Lien Debt Document or the Intercreditor Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Indenture, any other Pari Passu Lien Document or the Intercreditor Agreement; provided, that no Grantor shall exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Investment Related Property or any part thereof; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement, the Intercreditor Agreement, the Indenture and any other Pari Passu Lien Debt Document, shall be deemed inconsistent with the terms of this Agreement, the Intercreditor Agreement, the Indenture or any other Pari Passu Lien Debt Document within the meaning of this Section 6.6(b)(i) and no notice of any such voting or consent need be given to the Notes Collateral Trustee; and

(ii) Upon the occurrence and during the continuation of an Event of Default and upon two (2) Business Days prior written notice from the Notes Collateral Trustee to such Grantor of the Notes Collateral Trustee’s intention to exercise such rights:

(1) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Notes Collateral Trustee who shall thereupon have the sole right (but shall not be required) to exercise such voting and other consensual rights (in each case, subject to the Intercreditor Agreement); and

(2) in order to permit the Notes Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder (in each case, subject to the Intercreditor Agreement): (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Notes Collateral Trustee all proxies, dividend payment orders and other instruments as the Notes Collateral Trustee may from time to time reasonably request and (2) each Grantor acknowledges that the Notes Collateral Trustee may utilize the power of attorney set forth in Section 8.1.

(c) except as expressly permitted by the Indenture, any other Pari Passu Lien Debt Document and the Intercreditor Agreement, it shall not vote to enable or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Notes Collateral Trustee’s security interest, (ii) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (iii) other than as permitted under the Indenture and any other Pari Passu Lien Debt Document, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (c), such Grantor shall promptly notify the Notes Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to ensure the validity, perfection and priority of the Notes Collateral Trustee’s Liens purported to be granted hereby (or establish “control” of the Notes Collateral Trustee) over such Investment Related Property (subject to the Intercreditor Agreement).

(d) except as expressly permitted by the Indenture, any other Pari Passu Lien Debt Document and the Intercreditor Agreement, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Foreign Subsidiary, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2 and (iii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof.

6.7 Intellectual Property.

(a) it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b) it shall not, with respect to any Trademarks constituting Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps necessary to ensure that licensees of such Trademarks use such consistent standards of quality;

(c) it shall, (i) within sixty (60) days of the acquisition of any exclusive license of any registered Copyright that is material to the business of such Grantor or otherwise of material value, record such license in the United States Copyright Office, or where appropriate, any foreign counterpart and (ii) within sixty (60) days of the creation or acquisition of any copyrightable work that is material to the business of such Grantor or otherwise of material value, apply to register the Copyright in the United States Copyright Office or, where appropriate, any foreign counterpart;

(d) it shall promptly notify the Notes Collateral Trustee if it knows or has reason to know that any item of the registered Intellectual Property or Material Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights;

(e) it shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by or exclusively licensed to any Grantor and constituting Material Intellectual Property, including, but not limited to, those items on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(f) it shall use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(g) in the event that any Material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all reasonable actions (in the case of Intellectual Property exclusively licensed to a Grantor, solely to the extent that the terms of such license permit such actions) to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(h) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(i) it shall use proper statutory notice in connection with its use of any of the Intellectual Property; and

(j) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Material Intellectual Property or any portion thereof. In connection with such collections, such Grantor may take (and, at the Notes Collateral Trustee’s reasonable direction, shall take) such action as such Grantor may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Notes Collateral Trustee shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION 7.	FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1 Further Assurances.

(a) Subject to the Intercreditor Agreement and the Collateral Trust Agreement, each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Notes Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Notes Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor (subject to the Intercreditor Agreement and the Collateral Trust Agreement):

(i) authorizes the Notes Collateral Trustee to file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Notes Collateral Trustee may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) authorizes the Notes Collateral Trustee to take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii) subject to the Intercreditor Agreement and the Collateral Trust Agreement, at any reasonable time, upon request by the Notes Collateral Trustee, shall assemble the Collateral and allow inspection of the Collateral by the Notes Collateral Trustee, or persons designated by the Notes Collateral Trustee;

(iv) at the Notes Collateral Trustee’s request, shall appear in and defend any action or proceeding that may affect such Grantor’s title to or the Notes Collateral Trustee’s security interest in all or any part of the Collateral; and

(v) shall furnish the Notes Collateral Trustee with such information regarding the Collateral, including, without limitation, the location thereof, as the Notes Collateral Trustee may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Notes Collateral Trustee to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Notes Collateral Trustee may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Notes Collateral Trustee herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Notes Collateral Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Notes Collateral Trustee herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Notes Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Notes Collateral Trustee may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes the Notes Collateral Trustee to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.2 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement, with notice to, but without further action by or consent required from, the Notes Collateral Trustee. Upon delivery of any such Pledge Supplement to the Notes Collateral Trustee, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Notes Collateral Trustee not to cause any Subsidiary of the Issuer, Holdings or any Subsidiary Guarantor to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 8.	NOTES COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.

8.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Notes Collateral Trustee (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Notes Collateral Trustee or otherwise, from time to time in the Notes Collateral Trustee’s discretion to take any action and to execute any instrument that the Notes Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following (but subject, in each case, to the Intercreditor Agreement and the Collateral Trust Agreement):

(a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Notes Collateral Trustee pursuant to the Indenture or any other Pari Passu Lien Debt Document;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Notes Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Notes Collateral Trustee with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Liens securing North America ABL Obligations, Permitted Notes Collateral Liens and Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Notes Collateral Trustee in its sole discretion, any such payments made by the Notes Collateral Trustee to become obligations of such Grantor to the Notes Collateral Trustee, due and payable immediately without demand; and

(h) (i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Notes Collateral

Trustee were the absolute owner thereof for all purposes, and (ii) to do, at the Notes Collateral Trustee’s option and such Grantor’s expense, at any time or from time to time, whether or not an Event of Default has occurred and is continuing, generally all acts and things that the Notes Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Notes Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2 No Duty on the Part of Notes Collateral Trustee or Secured Parties. The powers conferred on the Notes Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Notes Collateral Trustee or any other Secured Party to exercise any such powers. The Notes Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3 Appointment Pursuant to Indenture and Collateral Trust Agreement. The Notes Collateral Trustee has been appointed as notes collateral trustee pursuant to the Indenture and the Collateral Trust Agreement. The rights, duties, privileges, immunities and indemnities of the Notes Collateral Trustee hereunder are subject to the provisions of the Indenture and the Collateral Trust Agreement.

SECTION 9.	REMEDIES.

9.1 Generally.

(a) If any Event of Default shall have occurred and be continuing (subject, in each case, to the Intercreditor Agreement and the Collateral Trust Agreement), the Notes Collateral Trustee, at the expense of Grantors, may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Notes Collateral Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Notes Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Notes Collateral Trustee and make it available to the Notes Collateral Trustee at a place to be designated by the Notes Collateral Trustee that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Notes Collateral Trustee deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Notes Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Notes Collateral Trustee may deem commercially reasonable.

(b) The Notes Collateral Trustee or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Notes Collateral Trustee, as notes collateral trustee for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Notes Collateral Trustee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Notes Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Notes Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Notes Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Notes Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Notes Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. Subject to the Intercreditor Agreement and the Collateral Trust Agreement, if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys or other agents employed by the Notes Collateral Trustee to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Notes Collateral Trustee, that the Notes Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Notes Collateral Trustee hereunder.

(c) The Notes Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Notes Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Notes Collateral Trustee shall have no obligation to marshal any of the Collateral.

9.2 Application of Proceeds. All proceeds received by the Notes Collateral Trustee in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied by the Notes Collateral Trustee as provided in the Collateral Trust Agreement.

9.3 Sales on Credit. If the Notes Collateral Trustee sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by the Notes Collateral Trustee and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Notes Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Notes Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Notes Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Notes Collateral Trustee determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Notes Collateral Trustee all such information as the Notes Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Notes Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5 Grant of Intellectual Property License. For the purpose of enabling the Notes Collateral Trustee, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Notes Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Notes Collateral Trustee, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

9.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i) the Notes Collateral Trustee shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Notes Collateral Trustee or otherwise, in the Notes Collateral Trustee’s sole discretion, to enforce any Intellectual Property rights of such Grantor, in which event such Grantor shall, at the request of the Notes Collateral Trustee, do any and all lawful acts and execute any and all documents required by the Notes Collateral Trustee in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Notes Collateral Trustee as provided in Section 12 hereof in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Notes Collateral Trustee shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii) upon written demand from the Notes Collateral Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Notes Collateral Trustee or such Notes Collateral Trustee’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to the Notes Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Notes Collateral Trustee (or any other Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv) within ten (10) Business Days after written notice from the Notes Collateral Trustee, each Grantor shall make available to the Notes Collateral Trustee, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Notes Collateral Trustee may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Notes Collateral Trustee’s behalf and to be compensated by the Notes Collateral Trustee at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v) the Notes Collateral Trustee shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor (including any licensees of such Intellectual Property), of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Notes Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Notes Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Notes Collateral Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(2) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Notes Collateral Trustee of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Notes Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other instruments of transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Notes Collateral Trustee under Section 9.6(a), subject to any disposition thereof that may have been made by the Notes Collateral Trustee pursuant to the terms thereof; provided, after giving effect to such reassignment, the Notes Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Notes Collateral Trustee granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Notes Collateral Trustee and the Secured Parties.

9.7 Cash Proceeds; Deposit Accounts.

(a) The Issuer hereby designates the Issuer’s account number 3801318633 maintained at Wintrust Bank as the “Notes Priority Collateral Account” (such account and any other account that is subject to a Deposit Account Control Agreement or a Securities Account Control Agreement and that is designated from time to time by the Issuer as such account, the “Notes Priority Collateral Account”). All proceeds of any Notes Priority Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Notes Collateral Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be deposited in the Notes Priority Collateral Account.

(b) If any Event of Default shall have occurred and be continuing, in addition to the rights of the Notes Collateral Trustee specified in Section 6.5 with respect to payments of Receivables and subject to the Intercreditor Agreement and the Collateral Trust Agreement, all proceeds of any Notes Priority Collateral received by any Grantor consisting of Cash Proceeds shall be held by such Grantor in trust for the Notes Collateral Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Notes Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Notes Collateral Trustee, if required) and held by the Notes Collateral Trustee in the Collateral Account. Subject to the Intercreditor Agreement and the Collateral Trust Agreement, any Cash Proceeds received by the Notes Collateral Trustee (whether from a Grantor or otherwise) may, in the sole discretion of the Notes Collateral Trustee, (A) be held by the Notes Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Notes Collateral Trustee against the Secured Obligations then due and owing.

(c) If any Event of Default shall have occurred and be continuing, the Notes Collateral Trustee may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Notes Collateral Trustee.

SECTION 10.	NOTES COLLATERAL TRUSTEE.

The Notes Collateral Trustee has been appointed to act as Notes Collateral Trustee hereunder by each Pari Passu Lien Debt Representative and, by their acceptance of the benefits hereof, the other Secured Parties. The Notes Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Intercreditor Agreement and the Collateral Trust Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Notes Collateral Trustee for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the Collateral Trust Agreement relating to the Notes Collateral Trustee including, without limitation, the provisions relating to resignation or removal of the Notes Collateral Trustee and the powers and duties and immunities of the Notes Collateral Trustee are incorporated herein by this reference and shall survive any termination of the Collateral Trust Agreement. The Notes Collateral Trustee shall be entitled to all rights, protections and indemnities provided to it under the Collateral Trust Agreement with respect to its actions hereunder.

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF NOTES; RELEASE.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Discharge of Pari Passu Lien Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Notes Collateral Trustee hereunder, to the benefit of the Notes Collateral Trustee and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Collateral Trust Agreement, any Holder may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Holders herein or otherwise. Upon the consummation of any transaction permitted by the Indenture and any other Pari Passu Lien Debt Document as a result of which any Grantor ceases to be a Subsidiary of the Issuer and is released from its Guarantee of the Notes, such Grantor shall automatically be released from its obligations hereunder and the Liens granted herein in the Collateral of such Grantor shall be deemed to be automatically released, in each case, with no further action on the part of any Person. All other releases of Collateral shall be made in accordance with the terms of the Intercreditor Agreement and the Collateral Trust Agreement.

SECTION 12.	STANDARD OF CARE; NOTES COLLATERAL TRUSTEE MAY PERFORM.

The powers conferred on the Notes Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Notes Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Notes Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Notes Collateral Trustee accords its own property. Neither the Notes Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the

Notes Collateral Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Notes Collateral Trustee incurred in connection therewith shall be payable by each Grantor under the Collateral Trust Agreement.

SECTION 13.	UNLIMITED LIABILITY COMPANIES.

Notwithstanding any other provision in this Agreement or any other document or agreement among all or some of the parties hereto, to the extent that any Unlimited Liability Securities constitute Collateral, each Grantor thereof is the sole registered and beneficial holder of any such Unlimited Liability Securities and will remain so until such time as such Unlimited Liability Securities are effectively transferred into the name of the Notes Collateral Trustee, any other Secured Party or any other person on the books and records of the issuer of such pledged Unlimited Liability Securities. Accordingly, each such Grantor shall be entitled to receive and retain for its own account any dividends, property or other distributions, if any, in respect of such Unlimited Liability Securities (except insofar as the Grantor has granted a security interest in such dividends, property or other distributions, and any shares which are Unlimited Liability Securities shall be delivered to the Notes Collateral Trustee to hold as Collateral hereunder) and shall have the right to vote such Unlimited Liability Securities and to control the direction, management and policies of the issuer of such Unlimited Liability Securities to the same extent as the Grantor would if such Unlimited Liability Securities were not pledged to the Notes Collateral Trustee pursuant hereto. Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement, or any other document or agreement among all or some of the parties hereto shall constitute Notes Collateral Trustee nor any other Secured Party as a member, shareholder or other equity holder for the purposes of the Companies Act (Nova Scotia) or other applicable legislation governing the formation of an Unlimited Company (“ULC Legislation”) or provide to them the right to obtain any other indicia of ownership of any Unlimited Company until such time as notice is given to the Grantor and further steps are taken thereunder so as to register the Notes Collateral Trustee, or any other person as holder of Collateral which are Unlimited Liability Securities. No provision in this Agreement (except this Section 13) or actions taken by the Notes Collateral Trustee pursuant to this Agreement which might provide or be deemed to provide otherwise, in whole or in part, shall, without the express written consent of the Notes Collateral Trustee, apply in respect of Unlimited Liability Securities. To the extent any provision hereof or of any other document or agreement would have the effect of constituting the Notes Collateral Trustee, any other Secured Party, or any other person as a shareholder or member of an issuer of Unlimited Liability Securities for the purposes of the ULC Legislation prior to such time, such provision shall be severed herefrom or therefrom and ineffective with respect to the Collateral which are Unlimited Liability Securities without otherwise invalidating or rendering unenforceable this Agreement or such other agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not Unlimited Liability Securities. For the avoidance of doubt, and except as otherwise provided in the last sentence of this Section 13, no provision of this Agreement or actions taken by the Notes Collateral Trustee pursuant to this Agreement shall apply, or be deemed to apply, so as to cause the Notes Collateral Trustee or any other Secured Party to be, and the Notes Collateral Trustee and each other Secured Party shall not be or be deemed to be or entitled to, and no Grantor shall cause or permit the Notes Collateral Trustee or any other Secured Party to:

(a) be registered as a shareholder, member or other equity holder, or apply to be registered as a shareholder, member or other equity holder, of any Unlimited Company;

(b) have a notation, or request or assent to a notation, being entered in its favor in the share or equity register in respect of Unlimited Liability Securities;

(c) be held out, or hold itself out, as a shareholder, member or other equity holder of any Unlimited Company;

(d) receive, directly or indirectly, any dividends, property or other distributions from such Unlimited Company by reason of the Notes Collateral Trustee or any other Secured Party holding a security interest in such Unlimited Company; or

(e) act or purport to act as a shareholder, member or other equity holder of any Unlimited Company, or obtain, exercise or attempt to exercise any rights of a shareholder, member or other equity holder, including the right to attend a meeting of, or to vote any Unlimited Liability Securities or to be entitled to receive or receive any dividend, property or other distribution in respect of Unlimited Liability Securities.

The foregoing limitation shall not restrict the Notes Collateral Trustee from exercising the rights which it is entitled to exercise hereunder in respect of any Unlimited Liability Securities constituting Collateral at any time that the Notes Collateral Trustee shall be entitled to realize on all or any portion of the Collateral and upon notice being given of the intention to realize upon such Collateral and in the course of exercising upon such Collateral.

SECTION 14.	MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with the Collateral Trust Agreement. No failure or delay on the part of the Notes Collateral Trustee in the exercise of any power, right or privilege hereunder or under the Collateral Trust Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the Collateral Trust Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Notes Collateral Trustee and the Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Notes Collateral Trustee given in accordance with the Collateral Trust Agreement, assign any right, duty or obligation hereunder. This Agreement and the Collateral Trust Agreement embody the entire agreement and understanding between the Grantors and the Notes Collateral Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Collateral Trust Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE COLLATERAL TRUST AGREEMENT.

IN WITNESS WHEREOF, each Grantor and the Notes Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REAL ALLOY INTERMEDIATE HOLDING, LLC, as Grantor

By:
Name:
Title:

REAL ALLOY HOLDING, INC., as Grantor

By:
Name:
Title:

ALERIS RECYCLING, INC., as Grantor

By:
Name:
Title:

Effective upon the change of name from “Aleris Recycling, Inc.” to “Real Alloy Recycling, Inc.”:

REAL ALLOY RECYCLING, INC., as Grantor

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

ALERIS RECYCLING BENS RUN, as Grantor

By:
Name:
Title:

Effective upon the change of name from “Aleris Recycling Bens Runs, LLC” to “Real Alloy Bens Run, LLC”:

REAL ALLOY BENS RUN, LLC, as Grantor

By:
Name:
Title:

ALERIS SPECIALTY PRODUCTS, INC., as Grantor

By:
Name:
Title:

Effective upon the change of name from “Aleris Specialty Products, Inc.” to “Real Alloy Specialty Products, Inc.”:

REAL ALLOY SPECIALTY PRODUCTS, INC., as Grantor

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

ALERIS SPECIFICATION ALLOYS, INC., as Grantor

By:
Name:
Title:

Effective upon the change of name from “Aleris Specification Alloys, Inc.” to “Real Alloy Specification, Inc.”:

REAL ALLOY SPECIFICATION, INC., as Grantor

By:
Name:
Title:

ETS SCHAEFER, LLC, as Grantor

By:
Name:
Title:

RA MEXICO HOLDING, LLC, as Grantor

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Trustee

By:
Authorized Signatory

[Signature Page to Pledge and Security Agreement]